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                                                  Filed under Rule 424(b)(3)
                                                  File No. 333-63153


SUPPLEMENT NO. 29 TO PROSPECTUS DATED SEPTEMBER 21, 1998
(AS SUPPLEMENTED SEPTEMBER 21, 1998)



                                        PACCAR FINANCIAL CORP.

                                        MEDIUM-TERM NOTES, SERIES I


PRINCIPAL AMOUNT:                       $105,000,000.00
ORIGINAL ISSUE DATE:                    2/18/2000
MATURITY DATE:                          3/17/2003
INITIAL INTEREST RATE:                  To be Determined
INTEREST RATE INDEX:                    Initial Period is 1-Month LIBOR;
                                        Thereafter 3-Month LIBOR
SPREAD:                                 Plus 12 Basis Points
INDEX SOURCE:                           Telerate page 3750
INDEX RESET FREQUENCY:                  Initial Period is Monthly;
                                        Thereafter Quarterly on the 17th
INTEREST PAYMENT PERIOD:                Initial Period is Monthly;
                                        Thereafter Quarterly
INTEREST PAYMENT DATES:                 First Payment is 3/17/2000; Thereafter
                                        Quarterly on the 17th Subject to
                                        Modified Business Day Convention as
                                        Defined by ISDA
ISSUE PRICE:                            99.678%
PROCEEDS TO COMPANY:                    $104,661,900.00
COMMISSION/DISCOUNT:                    0.322%
DAY COUNT CONVENTION:                   Actual / 360

FORM OF NOTE (CHECK ONE):               Book-Entry     [ X ]


                                        Certificate    [   ]


AGENT/UNDERWRITER:                      Morgan Stanley Dean Witter


DATED: FEBRUARY 15, 2000


The Agent/Underwriter, Morgan Stanley Dean Witter has purchased the Notes as principal and may resell the Notes at prices to be determined by such Underwriter at the time of resale.